UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 3, 2017

Xenia Hotels & Resorts, Inc.
(Exact Name of Registrant as Specified in its Charter)

Maryland (State or Other Jurisdiction of Incorporation)	001-36594 (Commission File Number)	20-0141677 (IRS Employer Identification No.)
200 S. Orange Avenue, Suite 2700
Orlando, Florida 32801
(Address of Principal Executive Offices)
 (407) 246-8100
(Registrant’s Telephone Number, Including Area Code)
 N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.
On October 3, 2017, an indirect, wholly owned subsidiary of Xenia Hotels & Resorts, Inc. (the “Company”) entered into a definitive agreement to acquire the 493-room Hyatt Regency Scottsdale Resort and Spa at Gainey Ranch and the 119-room Royal Palms Resort and Spa affiliated with The Unbound Collection by Hyatt, from affiliates of Hyatt Hotels Corporation (“Hyatt”) for cash consideration of $305 million, plus customary pro-rated amounts and closing costs. The transaction was completed on October 3, 2017. In connection with the closing of the transaction, wholly owned subsidiaries of the Company entered into two individual management agreements with Hyatt to continue to manage the hotels.
The Company funded the acquisition with a combination of cash available on the Company’s balance sheet and a new $125 million senior unsecured term loan as further described under Item 8.01 below. A copy of the press release announcing the transaction is filed as Exhibit 99.1 to this report.
Item 2.01. Completion of Acquisition or Disposition of Assets.
The information required by this Item 2.01 with respect to the acquisition of the 493-room Hyatt Regency Scottsdale Resort and Spa at Gainey Ranch and the 119-room Royal Palms Resort and Spa from Hyatt is incorporated by reference from Item 1.01 of this Current Report on Form 8-K.
Item 7.01. Regulation FD Disclosure.
From time to time, senior management of the Company meets with current and potential investors and business analysts. The Company intends to use the presentation furnished as Exhibit 99.2 to this Current Report on Form 8-K, and incorporated into this Item 7.01 by reference (the “Investor Presentation”), at these meetings. The Company intends to post the Investor Presentation in the “Investor Relations” section of its website at www.xeniareit.com. The Company reserves the right to discontinue the availability of the Investor Presentation at any time.
The information furnished in this Item 7.01, including Exhibit 99.2, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, unless the Company specifically states that the information is to be considered “filed” under the Exchange Act or incorporates it by reference into a filing under the Exchange Act or the Securities Act of 1933, as amended.
Item 8.01 Other Events.
On August 14, 2017, an indirect, wholly owned subsidiary of the Company entered into a new $100 million mortgage loan collateralized by the Renaissance Atlanta Waverly Hotel & Convention Center. The loan matures in August 2024, and bears an interest rate of LIBOR plus 210 basis points.

On September 13, 2017, XHR LP, a Delaware partnership (“XHR”) entered into a $125,000,000 senior unsecured term loan agreement by and among XHR, as borrower, a syndicate of banks, as lenders, and KeyBank National Association, as administrative agent.  The senior unsecured term loan was funded on September 29, 2017, in connection with the acquisition as described under Item 1.01 above.
On October 4, 2017, an indirect, wholly owned subsidiary of the Company acquired the 365-room Ritz-Carlton Pentagon City in Arlington, Virginia for a purchase price of $105 million, plus customary pro-rated amounts and closing costs. A copy of the press release announcing the transaction is filed as Exhibit 99.3 to this report.
Item 9.01. Financial Statements and Exhibits
(d) Exhibits.
99.1     Press release of Xenia Hotels & Resorts, Inc. dated October 4, 2017
99.2    Xenia Hotels & Resorts, Inc. Investor Presentation
99.3     Press release of Xenia Hotels & Resorts, Inc. dated October 4, 2017

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Xenia Hotels & Resorts, Inc.

Date: October 4, 2017	By:	/s/ Taylor C. Kessel
	Name:	Taylor C. Kessel
	Title:	Senior Vice President, General Counsel and Secretary

EXHIBIT INDEX
Exhibit No.	Description
99.1	Press release of Xenia Hotels & Resorts, Inc. dated October 4, 2017
99.2	Xenia Hotels & Resorts, Inc. Investor Presentation
99.3	Press release of Xenia Hotels & Resorts, Inc. dated October 4, 2017